Exhibit 99.1

February 28, 2013

Contact:	Stephen P. Theobald
Executive Vice President and Chief Financial Officer
(757) 217-1000

HAMPTON ROADS BANKSHARES ANNOUNCES CFO TRANSITION

Virginia Beach, Virginia, February 28, 2013:  Hampton Roads Bankshares, Inc. (NASDAQ:  HMPR) (the “Company”), the holding company for The Bank of Hampton Roads (“BHR”) and Shore Bank, today announced that Stephen P. Theobald, Executive Vice President and Chief Financial Officer, will be leaving the Company on March 31, 2013 to accept a CFO position with another financial services firm.  The Company will conduct a search for a successor.

Douglas J. Glenn, President and Chief Executive Officer of the Company and Chief Executive Officer of BHR, said, “Steve has done an outstanding job of leading and enhancing our Finance function and has played an important role in the execution of our plan to strengthen our balance sheet, improve operating efficiency and profitability, and become the premier community bank in our region.  We will miss Steve and will act expeditiously to appoint a successor of his caliber.”

Glenn added, “As demonstrated by our press release on January 30, 2013, we made substantial progress on many fronts in 2012.  I am confident that we can sustain this progress in 2013 and beyond.”

Theobald said, “Working with the team at Hampton Roads Bankshares has been a great experience.  I am particularly proud of the progress we have made over the last three years toward returning the Company to profitability and I leave with confidence that the progress will continue.    While I was not seeking employment outside the Company, I was recruited for an attractive position that not only fits with my professional goals, but is also a welcomed opportunity to work closer to my home and family in the Washington D.C. metropolitan area.”

Caution About Forward-Looking Statements

Certain statements made in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, including prospective statements about continued progress and future profitability.  Although the Company believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011, Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 and other filings made with the SEC.

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a bank holding company that was formed in 2001 and is headquartered in Virginia Beach, Virginia. The Company’s primary subsidiaries are The Bank of Hampton Roads, which opened for business in 1987, and Shore Bank, which opened in 1961 (the “Banks”).  The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses. Currently, The Bank of Hampton Roads operates banking offices in Virginia and North Carolina doing business as The Bank of Hampton Roads and Gateway Bank & Trust Co.  Shore Bank serves the Eastern Shore of Maryland and Virginia through seven banking offices, ATMs and a recently opened loan production office in West Ocean City, Maryland. Through various affiliates, the Banks also offer mortgage banking services and investment products. Shares of the Company’s common stock are traded on the NASDAQ Global Select Market under the symbol “HMPR.” Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.

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